EXHIBIT (9)

                            THE WINTHROP CORPORATION
                            1000 LAFAYETTE BOULEVARD
                            BRIDGEPORT, CT 06604




                                                         February 1, 1996




Wright Investors' Service, Inc.
1000 Lafayette Boulevard
Bridgeport, CT 06604

         Re:      Service Agreement

Ladies and Gentlemen:

         The Winthrop Corporation ("Winthrop") is the investment adviser to each of the investment companies and series listed below (the "Funds") under Investment Advisory Contracts between Winthrop and the Funds (the "Investment Advisory Contracts").

           NAME OF                                     DATE OF INVESTMENT
       TRUST AND FUND                                   ADVISORY CONTRACT
      ----------------                                 -------------------
THE WRIGHT MANAGED INCOME TRUST
--------------------------------------
Wright U.S. Treasury Money Market Fund                    April 1, 1991
Wright U.S. Treasury Fund                               December 21, 1987
Wright U.S. Treasury Near Term Fund                     December 21, 1987
Wright Total Return Bond Fund                           December 21, 1987
Wright Insured Tax Free Bond Fund                       December 21, 1987
Wright Current Income Fund                              December 21, 1987



THE WRIGHT MANAGED EQUITY TRUST
--------------------------------------
Wright Quality Core Equities Fund                       December 21, 1987
Wright Selected Blue Chip Equities Fund                 December 21, 1987
Wright Junior Blue Chip Equities Fund                   December 21, 1987

           NAME OF                                     DATE OF INVESTMENT
       TRUST AND FUND                                   ADVISORY CONTRACT
      ---------------                                  -------------------
Wright International Blue Chip Equities Fund            December 21, 1987

THE WRIGHT EQUIFUND EQUITY TRUST
-------------------------------------
Wright EquiFund-Australasia                                April 1, 1994
Wright EquiFund-Austria                                 January 20, 1994
Wright EquiFund-Belgium/Luxembourg                      January 20, 1994
Wright EquiFund-Britain                                   April 17, 1995
Wright EquiFund-Canada                                  January 20, 1994
Wright EquiFund-France                                  January 20, 1994
Wright EquiFund-Germany                                 January 20, 1994
Wright EquiFund-Hong Kong                                August 25, 1994
Wright EquiFund-Ireland                                    April 1, 1994
Wright EquiFund-Italy                                    August 25, 1994
Wright EquiFund-Japan                                   January 20, 1994
Wright EquiFund-Mexico                                     April 1, 1994
Wright EquiFund-Netherlands                              August 25, 1994
Wright EquiFund-Nordic                                  January 20, 1994
Wright EquiFund-Spain                                    August 25, 1994
Wright EquiFund-Switzerland                             January 20, 1994
Wright EquiFund-United States                              April 1, 1994
Wright EquiFund-Global                                     April 1, 1994
Wright EquiFund-International                              April 1, 1994


The Wright Managed
Blue Chip Series Trust
-----------------------------
Wright Managed Money Market Portfolio                    August 10, 1993
Wright Government Obligations Portfolio                  August 10, 1993
Wright Near Term Bond Portfolio                          August 10, 1993
Wright Total Return Bond Portfolio                       August 10, 1993
Wright Selected Blue Chip Portfolio                      August 10, 1993
Wright International Blue Chip Portfolio                 August 10, 1993

Subject to the approval of the Boards of Trustees of the Funds, Winthrop has selected Wright Investors' Service, Inc., a wholly-owned subsidiary of Winthrop, to provide portfolio management services for each Fund. You agree that you are willing to provide such services for each Fund and, accordingly, Winthrop and you agree as follows:

         1. Portfolio Management Duties of Wright. Winthrop hereby employs Wright to provide continuing and suitable portfolio management services to each Fund and to manage the investment and reinvestment of the assets of each Fund, subject to the supervision of Winthrop and the Trustees of each Fund, for the period and on the terms set forth in this Agreement.

         Wright hereby accepts such employment, and undertakes to afford to each Fund the advice and assistance of Wright's organization in the choice of investments and in the purchase and sale of securities for each Fund and to furnish for the use of each Fund office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund and to pay the salaries and fees of all officers and Trustees of each Fund who are members of Wright's organization and all personnel of Wright performing services relating to research and investment activities. Wright shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent any Fund in any way or otherwise be deemed an agent of any Fund.

         Wright shall provide each Fund with such portfolio management services and supervision as Winthrop may from time to time consider necessary for the proper supervision of such Fund's investments. Wright shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of each Fund's assets shall be held uninvested, subject always to the applicable restrictions of the Fund's Declaration of Trust, By-Laws and registration statement under the Investment Company Act of 1940, all as from time to time amended. Should the Trustees of any Fund at any time, however, make any specific determination as to investment policy for the Fund and notify Wright thereof in writing, Wright shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. Wright shall take, on behalf of each Fund, all actions which it deems necessary or desirable to implement the investment policies of the Fund.

         Wright shall place all orders for the purchase or sale of portfolio securities for the account of each Fund with brokers or dealers or banks or firms or other persons selected by Wright, and to that end Wright is authorized as the agent of Winthrop and each Fund to give instructions to the custodian of the Fund as to deliveries of securities and payment of cash for the account of the Fund. In connection with the selection of such brokers or dealers or banks or firms or other persons and the placing of such orders, Wright shall use its best efforts to seek to execute security transactions at prices which are advantageous to each Fund and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to Wright or Winthrop and Wright is expressly authorized to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Wright determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which Wright and its affiliates have with respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, Wright is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of any Fund.

         Wright shall not be responsible for providing certain administrative services to any Fund under this Agreement. Eaton Vance Management, in its capacity as Administrator of each Fund, shall be responsible for providing such services to the Fund under the Fund's separate Administration Agreement with the Administrator.

         2. Compensation. For all services to be rendered and expenses paid or assumed by you as herein provided, Winthrop will cause each Fund to pay you monthly in arrears on the last business day of each month the entire amount of the advisory fee that Winthrop is entitled to receive from such Fund.

         3. Allocation of Charges and Expenses. It is understood that each Fund will pay all its expenses other than those expressly stated to be payable by Wright hereunder, which expenses payable by each Fund shall include, without implied limitation, (i) expenses of maintaining each Fund and continuing its existence, (ii) registration for each Fund under the Invest- ment Company Act of 1940, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees,
(vii) expenses of issue, sale and redemption of Fund shares, (viii) expenses of registering and qualifying each Fund and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of each Fund and of its principal underwriter, if any, as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to each Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to each Fund, (xv) expenses for servicing the accounts of shareholders, (xvi) any direct charges to shareholders approved by the Trustees of a Fund, (xvii) all payments to be made and expenses to be assumed by a Fund pursuant to any one or more distribution plans adopted by the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, (xviii) compensation and expenses of Trustees of each Fund who are not members of Wright's organization, (xvix) the administration fees payable by each Fund to its Administrator, and (xx) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of each Fund to indemnify its Trustees, officers and shareholders with respect thereto.

         4. Other Interests. It is understood that Trustees, officers and shareholders of each Fund are or may be or become interested in Wright as directors, officers, employees, shareholders or otherwise and that directors, officers, employees and shareholders of Wright are or may be or become similarly interested in the Fund, and that Wright may be or become interested in the Fund as a shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of Wright may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which Wright or Winthrop may organize, sponsor or acquire, or with which Wright or Winthrop may merge or consolidate, and that Wright or its affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

         5. Limitation of Liability of Wright. The services of Wright to Winthrop and each Fund are not deemed to be exclusive, Wright being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Wright, Wright shall not be subject to liability to Winthrop, any Fund or any shareholder for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

         6. Duration and Termination of this Agreement. This Agreement shall become effective on February 1, 1996 and, unless terminated as herein provided, shall remain in full force and effect through and including February 28, 1997 and shall continue in full force and effect as to each Fund indefinitely thereafter, but only so long as such continuance after February 28, 1997 is specifically approved at least annually (i) by the Board of Trustees of such Fund or by vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees of such Fund who are not interested persons of Winthrop, Wright or the Fund cast in person at a meeting called for the purpose of voting on such approval.

         Any Fund or either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Agreement as to that Fund without the payment of any penalty, by action of the Trustees of such Fund or the directors of Winthrop or Wright, as the case may be, and each Fund may, at any time upon such written notice to Winthrop or Wright, terminate this Agreement as to that Fund by vote of a majority of the outstanding voting securities of such Fund. This Agreement shall terminate automatically as to any Fund in the event of its assignment or the assignment or termination of that Fund's Investment Advisory Contract.

         7. Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective as to any Fund until approved (i) by the vote of a majority of those Trustees of that Fund who are not interested persons of Winthrop, Wright or such Fund cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of such Fund.

         8. Limitation of Liability. Wright expressly acknowledges the provision in the Declaration of Trust of each Fund limiting the personal liability of the Trustees and officers of the Fund, and Wright hereby agrees that it shall not have recourse to or seek satisfaction from any Trustee, officer or shareholder of the Fund for payment of claims or obligations as between the Fund and Wright. No Fund shall be liable for the obligations of any other Fund.

         9. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of a Fund's shareholders, of the lesser of (a) 67 per centum or more of the shares of such Fund present or represented by proxy at the meeting if the shareholders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund. The terms "shareholders" and "shares" when used herein shall have the respective meaning specified in the Declaration of Trust of each Fund.

         10. Responsibility of Winthrop. Notwithstanding this Agreement, Winthrop shall remain ultimately responsible for all of its obligations under the Investment Advisory Contracts.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                Very truly yours,

                                                THE WINTHROP CORPORATION


                                                By:/s/Peter M. Donovan
                                                  ----------------------





    The foregoing Agreement is hereby agreed to as of the date hereof.

  WRIGHT INVESTORS' SERVICE, INC.


  By:/s/Judith Corchard
    -------------------